UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2014

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, the board of directors of Harbinger Group Inc. (the “Company”) appointed Mr. Andrew Whittaker and Mr. Joseph S. Steinberg as Class I and Class II directors of the Company, respectively. As a Class I directors, Mr. Whittaker’s term will continue until the Company’s 2017 Annual Meeting of Stockholders. As a Class II director, Mr. Steinberg’s term will continue until the Company’s 2015 Annual Meeting of Stockholders.

The Company’s Nominating and Corporate Governance Committee, composed entirely of independent directors and advised by outside advisors, and the Company’s board of directors, determined that each of Mr. Whittaker and Mr. Steinberg qualifies as an independent director under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”) and the Company’s Corporate Governance Guidelines.  Mr. Steinberg has been named to the Compensation Committee of the Company’s board of directors.  At this time, Mr. Whittaker has not been named to any committee of the Company’s board of directors. Mr. Whittaker’s and Mr. Steinberg’s compensation for services as directors will be consistent with that of the Company’s other non-employee directors.

Mr. Whittaker has been Vice Chairman of Jefferies Group LLC (“Jefferies”) since 2002 and has been the Vice Chairman of Leucadia National Corporation (“Leucadia”) since 2014.  Mr. Whittaker has served as member of the board of directors of Jefferies Finance LLC since 2004.  Mr. Whittaker has been a member of the Jefferies Executive Committee for the past 18 years.  He was formerly the Co-Head of Investment Banking at Jefferies.  Mr. Whittaker has over 25 years of investment banking experience in a broad range of industries.

Mr. Steinberg is Chairman of the board of directors of Leucadia. He has served as a director of Leucadia since December 1978 and as President from January 1979 until March 1, 2013. Mr. Steinberg has served as Chairman of the board of directors of HomeFed Corporation since 1999 and as a director since 1998.  Mr. Steinberg also serves on the board of directors of Crimson Wine Group, Ltd.  Mr. Steinberg has managerial and investing experience in a broad range of businesses through his many years as President and a director of Leucadia and its affiliates.

Mr. Whittaker and Mr. Steinberg were nominated by Leucadia to serve on the Company’s board of directors, and in the case of Mr. Steinberg, the Company’s Compensation Committee, pursuant to a previously disclosed letter agreement, dated March 18, 2014, between the Company and Leucadia. A copy of such agreement is attached as Exhibit 10.1 to the Company’s Current Report filed with the SEC on March 19, 2014 and is incorporated herein by reference. Leucadia and/or Jefferies are also a party to certain agreements described under the heading “Related Person Transactions” in the Company Proxy Statement on Schedule 14A, dated April 28, 2014, and filed with the SEC on April 29, 2014.

 Item 7.01.  Regulation FD Disclosure.

On July 7, 2014, Spectrum Brands Holdings, Inc. (“Spectrum Brands”; NYSE: SPB), a majority owned subsidiary of the Company, issued a press release announcing that it will release its fiscal 2014 third quarter financial results and host a live conference call and webcast on July 30, 2014. Interested parties should read Spectrum Brands’ announcements and public filings regarding the date, time and access information and any related changes with respect to the foregoing.  The information under Item 7.01 herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: July 8, 2014	By:	/s/ Ehsan Zargar
		Name:	Ehsan Zargar
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

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